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                    DISTRIBUTION AND TAX INDEMNITY AGREEMENT


         THIS DISTRIBUTION AND TAX INDEMNITY AGREEMENT is made this ___ day of _________, 2000, by and among ___________________, a ________ corporation (the
"Company"), and each of the Company's shareholders (collectively, the "Shareholders" and each individually a "Shareholder").

                              W I T N E S S E T H:

         WHEREAS, the Company intends to make a public offering of the Company's stock pursuant to a registration statement on Form S-1 to be filed with the Securities Exchange Commission (the "Public Offering");

         WHEREAS, the Company has elected to be an S corporation under Subchapter S of the Code and under similar provisions of applicable state and local tax laws for all periods from and after March 13, 1990, and expects to be an S corporation for all periods from and after March 13, 1990 through the close of business on the day (the "Termination Date") immediately preceding the closing ("Closing") of the Public Offering (the "S Corporation Period");

         WHEREAS, as an S corporation, the Company's income, gain, loss and deductions have been and will be passed through to and reported on the individual tax returns of the Shareholders during the S Corporation Period for Federal and state and local income tax purposes rather than being taxed to the Company;

         WHEREAS, the status of the Company as an S corporation will terminate on the Termination Date and the Company will thereafter incur federal and state income tax liability as a C corporation;

         WHEREAS, the parties to this Agreement desire to distribute to the Shareholders all of the retained earnings of the Company accumulated during the S Corporation Period (the "Accumulated S Earnings"); and

         WHEREAS, the parties to this Agreement desire to set forth their agreement with respect to income taxes (and related liabilities) which may be imposed upon the Shareholders or the Company as a result of the invalidity or termination of the Company's status as an S corporation prior to the Termination Date or any adjustments of the Company's income for any taxable year;


         NOW, THEREFORE, in consideration of the foregoing and of the mutual promises, covenants and conditions hereinafter contained, the parties hereto, intending to be legally bound hereby, agree as follows:

         1. Capitalized terms not otherwise defined have the meanings given in Paragraph 15;


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         2.     Prior to the Closing, the Company will distribute to the
Shareholders $_______, which amount represents the Company's reasonable estimate of the Company's Accumulated S Earnings. Such distribution may be paid in part in cash and the balance shall be paid in the form of a promissory note substantially in the form attached hereto as Exhibit A. The amount distributed to the Shareholders under this Paragraph 2 shall be distributed in proportion to their ownership of the shares of the Company as of _______, 2000.

         3. Following the Closing, the Company will determine its actual Accumulated S Earnings. If the amount of the Company's actual Accumulated S Earnings is greater than the amounts previously distributed pursuant to this Paragraph 2, such difference shall be promptly distributed to the Shareholders in proportion to their ownership of the shares of the Company as of _______, 2000. If the amounts previously distributed pursuant to this Paragraph 3 are greater than the actual Accumulated S Earnings, the Shareholders shall promptly return to the Company an amount equal to such difference. The amount repaid to the Company under this Paragraph 3 shall be paid by the in proportion to their ownership of the shares of the Company as of _______, 2000.

         4. a. The Company shall pay to any Affected Shareholder an amount equal to the Shareholder's Blended Rate multiplied by any Adjustment Amount arising in connection with a Final Determination, to the extent such Adjustment Amount arises as a result of: (i) an increase in an item of the Company's income or gain with respect to one or more of the taxable years of the Company (including short taxable years) failing within the S Corporation Period ("S Years") and a corresponding decrease in an item of income or gain with respect to one or more of the taxable years of the Company (including short taxable years) falling outside of the S Corporation Period ("C Years"); or (ii) a decrease in the Company's losses, deductions, or credits with respect to one or more S Years and a corresponding increase in losses, deductions, or credits with respect to one or more C Years. Any payment pursuant to this Section 4.a. shall be paid in cash by the Company no later than ten days prior to the due date of any payment required to be made by the Shareholder with respect to such Adjustment Amount, or, if no due date is specified, within fifteen (15) days following the date of the Final Determination.

                b. In the event any Taxes as to which an amount shall have been paid to a Shareholder by the Company pursuant to Paragraph 4.a are subsequently refunded or repaid to such Shareholder, such Shareholder agrees to promptly pay to the Company such refund or repayment, less any net tax cost incurred by the Shareholder with respect to such amounts.

                c. Each Shareholder agrees to prepare his income tax returns with respect to the calendar year in which the Termination Date occurs consistent with the manner in which each item of income, loss, deduction and credit of the Company is reported by the Company to each such Shareholder.

         5. a. The Shareholders, individually on a pro rata basis in accordance with the number of shares of Common Stock owned by each Shareholder on _______, 2000, shall pay to the Company an amount equal to the Company Blended Rate multiplied by any Adjustment Amount arising in connection with a Final Determination, to the extent such Adjustment Amount arises as a result of
(i) the invalidity or termination of the Company's S Election for any reason


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other than the Public Offering, or (ii) (A) an increase in an item of the
Company's income or gain in any C Year and a corresponding decrease in an item of income or gain reported to the Shareholders by the Company with respect to an S Year; or (B) a decrease in an item of loss, deduction, or credit reported by the Company in any C Year and a corresponding increase in an item of loss, deduction, or credit with respect to an S Year. Any payment pursuant to this Paragraph 5.a. shall be paid in cash by the Shareholders no later than ten days prior to the due date of any payment required to be made by the Company with respect to such Adjustment Amount, or, if no due date is specified, within fifteen (15) days following the date of the Final Determination.

                b. The obligation of the Shareholders to make payments to the Company under clause (ii) of the first sentence of Paragraph 5.a. shall in no event exceed the amount distributed to the Shareholder with respect to the year in which the decrease in the Shareholders' taxable income occurs.

                c. In the event any amounts in respect of Taxes as to which an amount shall have been paid to the Company by the Shareholders pursuant to Paragraph 5.a. are subsequently refunded or repaid to the Company, the Company agrees to promptly pay to the Shareholders such refund or repayment, less any net tax cost incurred by the Company with respect to such amounts.

                d. If the S Election of the Company is terminated prior to the Termination Date, each of the Shareholders and the Company agrees to take such steps as are reasonably necessary to obtain relief from the effects of such termination pursuant to Section 1362(f) of the Code and the regulations thereunder.

         6. a. Any Shareholder receiving notice of an intention by a taxing authority to audit any return of the Shareholder or the Company which includes any item of income, gain, deduction, loss, or credit reported by the Company with respect to any S Year shall inform the Company, in writing, of the intended audit within 15 days after receipt of such notice. Should the Company receive notice of an intention by a taxing authority to audit any return of the Company which includes any item of income, gain, deduction, loss, or credit reported by the Company with respect to any S Year shall inform the Shareholders, in writing, of the intended audit within 15 days after receipt of such notice.

                b. On behalf of all Shareholders, the Shareholder with the largest percentage interest in the outstanding stock of the Company on the Termination Date shall be responsible for management and supervision of such audit of the Company (the "Managing Shareholder"). The Company shall cooperate with such audit by, without limitation, organizing and making available all books and records of the Company and participating, on a reasonable basis, in meetings and correspondence with the taxing authority. The cost of professional assistance, including independent accountants and attorneys hired by any or all of the Shareholders in the course of the audit shall be borne by such Shareholder or Shareholders. The Company shall have the right to participate in the audit, directly or through its representatives, at its expense, and the Managing Shareholder shall keep the Company informed of all meetings, correspondence and other procedural aspects of the audit.


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                c. Any Shareholder (a "Notified Shareholder") receiving notice from a taxing authority of any proposed adjustment for which the Company may be required to make payment to any Shareholder under Paragraph 4.a. (a "Proposed Adjustment") must give notice to the Company of the Proposed Adjustment within 15 days after receipt of such notice from a taxing authority. A failure on the part of a Notified Shareholder to provide such notice to the Company on a timely basis shall not relieve the Company of its obligation under Paragraph 4.a. unless such failure materially prejudices the ability of the Company to cause the Proposed Adjustment to be contested. The Company may, based on the procedural rules then in effect either contest such Proposed Adjustment or upon giving written notice to the Notified Shareholder, request that the Notified Shareholder contest such Proposed Adjustment. If the Company shall contest such Proposed Adjustment itself, the Company shall bear all associated costs. If the Company shall request that any Proposed Adjustment be contested by the Notified Shareholder, then the Notified Shareholder shall, at the Company's expense, contest (or engage representatives to contest) the Proposed Adjustment or permit the Company and, its representatives, at the Company's request, to contest the Proposed Adjustment (including pursuing all administrative and judicial appeals and processes). The Company shall promptly pay to the Shareholders on demand all reasonable costs and expenses (including reasonable attorneys' and accountants' fees) that the Shareholders may incur in contesting such Proposed Adjustments.

                d. Without regard to any other provisions of this Agreement, the Shareholders shall not make, accept or enter into a settlement or other compromise with respect to any Taxes of the Company or forego or terminate any proceeding relating to a proposed adjustment without the consent of the Company, which shall not be unreasonably withheld or delayed.

                e. Procedures similar to those set forth in Paragraph 6.c shall apply to any Proposed Adjustment with respect to which the Shareholders may be obligated to make a payment under Paragraph 5; provided, however, that the Company shall have the right to require the Shareholders, at the Shareholders' expense, to contest any proposed adjustment that results from an assertion that there was a termination of the S Election or that it was invalid during any time in the S Corporation Period until a final judicial determination is reached as to the status of the S Election for the relevant time period. The Company shall not exercise such right if, in the judgment of the Company, there is no reasonable basis for contesting the assertion that the S Election terminated or was invalid. Should the validity or termination of the S Election be raised in any audit with respect to Taxes, each Shareholder shall take all necessary steps to extend the time period for which such Shareholder could file an amended tax return relating to the period for which the S Election is in question.

                f. Nothing in this Paragraph 6 shall limit the Company's or the Shareholders' obligation to make a payment to the other party pursuant to Paragraphs 4 or 5 hereof if the other party decides not to contest, or abandons its prior decision to contest, a Proposed Adjustment.

         7. For income tax purposes, the Company shall elect and the Shareholders shall consent, pursuant to Section 1362(e)(3) of the Code (and corresponding provisions of applicable state or local law), to allocate tax items to the Company's short taxable year ending on the Termination Date and its short taxable year beginning the day after the Termination Date as if the tax year had ended on the Termination Date (the "closing of the books method").


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         8. The covenants and agreements of the parties set forth in this
Agreement shall survive until the applicable period of limitations for the assessment of deficiencies with respect to the taxable years of the Shareholders and the Company which include any period prior to the Termination Date.

         9. All notices, requests, demands and other communications which are required or which may be given under this Agreement shall be in writing.

         10. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

         11. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

         12. No provision of this Agreement may be amended, waived or otherwise modified without the prior written consent of each of the parties hereto.

         13. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

         14. This Agreement shall be effective as to the date first set forth above.

         15. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California, without reference to the principles of conflicts of law.

         16. As used herein, the following terms shall have the following meanings:

         "Adjustment Amount" means the net increase in taxable income of an Affected Shareholder or the Company based on a Final Determination and which gives rise to a payment pursuant to Paragraph 4 or 5.

         "Affected Shareholder" means a Shareholder whose tax returns are adjusted in a manner which gives rise to an obligation of the Company pursuant to Paragraph 4.

         "Blended Rate" means a percentage which equals (i) in the case of a Shareholder, the sum of the maximum federal, state and municipal individual income tax rates for an individual residing in California (after giving effect to the full deductibility of state and/or municipal income taxes for federal and/or state income tax purposes), and (ii) in the case of the Company, the sum of the maximum federal, state and municipal corporate income tax rates for a corporation conducting its business entirely within California (after giving effect to the full deductibility of state and/or municipal income taxes for federal and/or state income tax purposes), in each case as


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in effect for the year of the adjustment to a tax return of the Company or a
Shareholder that gives rise to a correlative adjustment to a tax return of such Shareholder or the Company, respectively.

         "Final Determination" means the final resolution of any income Tax liability for a taxable period. A Final Determination shall result form the first to occur of:

         a. The expiration of thirty(30) days after the acceptance by the Internal Revenue Service of a Waiver of Restrictions on Assessment and Collection of Deficiency in Tax and Acceptance of Overassessment on Federal Revenue Form 870 or 870-AD (or any successor comparable form or the expiration of a comparable period with respect to any comparable agreement or form under applicable state or local laws), unless, within such period, the taxpayer gives notice to the other party of the taxpayer's intention to attempt to recover all or part of any amount paid pursuant to the waiver by the filing of a timely claim for refund;

         b. A decision, judgment, decree, or other order by a court of competent jurisdiction that is not subject to further judicial review (by appeal or otherwise) and has become final;

         c. The execution of a closing agreement under Section 7121 of the Code or the acceptance by the Internal Revenue Service or its counsel of an offer in compromise under Section 7122 of the Code, or comparable agreements under applicable state or local laws;

         d. The expiration of the time for filing a claim for refund or of instituting suit in respect of a claim for refund disallowed in whole or part by the Internal Revenue Service or other relevant taxing authority;

         e. Any other final disposition of the tax liability for such period by reason of the expiration of the statute of limitations; or

         f. Any other event that the parties agree is a final and irrevocable determination of the liability at issue.

         "Taxes" means all federal, state or local income taxes, including interest, penalties and additions to taxes.

         IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.


                                               SIMPLE TECHNOLOGIES, INC.



                                               By:______________________________

                                               SHAREHOLDERS:


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                                               _________________________________

                                               _________________________________

                                               _________________________________


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